Grant Park Fund Weekly Commentary

For the Week Ended August 5, 2011

Current Month Rolling Performance* Rolling Risk Metrics* (Sep 2006 - Aug 2011)

Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.5%	-1.5%	-6.4%	2.7%	-0.7%	3.9%	5.2%	3.9%	12.4%	-16.4%	0.4	0.5
B**	-1.5%	-1.5%	-6.8%	2.1%	-1.4%	3.1%	N/A	3.1%	12.4%	-17.1%	0.3	0.4
Legacy 1***	-1.5%	-1.5%	-5.2%	4.5%	N/A	N/A	N/A	-1.2%	11.5%	-10.9%	0.0	-0.1
Legacy 2***	-1.5%	-1.5%	-5.4%	4.0%	N/A	N/A	N/A	-1.5%	11.4%	-11.1%	-0.1	-0.2
Global 1***	-1.0%	-1.0%	-5.6%	1.2%	N/A	N/A	N/A	-3.0%	10.8%	-13.3%	-0.2	-0.4
Global 2***	-1.0%	-1.0%	-5.8%	0.9%	N/A	N/A	N/A	-3.3%	10.7%	-13.5%	-0.3	-0.4
Global 3***	-1.0%	-1.0%	-6.8%	-0.8%	N/A	N/A	N/A	-5.1%	10.7%	-14.6%	-0.4	-0.6

S&P 500 Total Return Index****	-7.2%	-7.2%	-3.6%	16.3%	-0.1%	0.4%	2.5%	0.4%	18.2%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	4.3%	4.3%	11.2%	0.9%	8.1%	8.0%	7.2%	8.0%	11.4%	-12.3%	0.7	1.2

* Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.

** Units began trading in August 2003.

*** Units began trading in April 2009.

**** Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	35%					34%
Energy	7%	Short	Natural Gas	2.6%	Short	7%	Short	Natural Gas	2.7%	Short
			Crude Oil	1.8%	Short			Crude Oil	1.8%	Short
Grains/Foods	14%	Long	Corn	3.6%	Long	14%	Long	Corn	3.8%	Long
			Sugar	2.9%	Long			Sugar	2.7%	Long
Metals	14%	Long	Aluminum	4.3%	Short	13%	Long	Aluminum	4.3%	Short
			Gold	3.4%	Long			Gold	3.3%	Long
FINANCIALS	65%					66%
Currencies	28%	Short $	Australian Dollar	2.6%	Long	29%	Short $	Australian Dollar	2.5%	Long
			Japanese Yen	2.3%	Long			Japanese Yen	2.4%	Long
Equities	17%	Short	FTSE Index	3.0%	Long	19%	Long	FTSE Index	3.0%	Long
			Dax Index	2.2%	Long			S&P 500	2.3%	Short
Fixed Income	20%	Long	Eurodollars	2.4%	Long	18%	Long	U.S. 2-Year Treasury Notes	2.4%	Long
			U.S. 10-Year Treasury Notes	2.2%	Long			Eurodollars	2.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy

Energy markets experienced losses as concerns regarding the U.S. economy triggered a sharp selloff across most major commodity markets. Depressed investor confidence and weak demand forecasts drove oil prices lower over 9%. In the natural gas markets, industry reports showed a larger-than-expected increase in U.S. inventories and added to price declines.

Grains/Foods

Corn prices rallied on U.S. Department of Agriculture reports which showed weakened supply forecasts due to heat waves throughout July. Poor weather conditions, including oppressive heat and humidity, also served as a bullish support for the livestock markets. Sugar markets declined over 8% as investors attempted to lock in profits from July's uptrend and liquidated positions.

Metals

Fears of a potential downgrading of U.S. debt instruments boosted demand for safe-haven assets and drove gold prices higher. News that Moody's and Standard & Poor's had issued a negative outlook for U.S. credit furthered gold's rally. Conversely, copper markets endured one of the biggest weekly declines in over a year as investor fears prompted liquidations.

Currencies

The Japanese yen experienced losses against counterparts as the Japanese government intervened in the currency markets in order to devalue the nation's currency. The euro also declined against major currencies after comments from the European Central Bank President failed to provide any clarity on whether aid to the Italian and Spanish economies would be forthcoming. The Swiss franc rallied sharply as fears that financial instability may be worsening prompted safe-haven buying.

Equities

Weak U.S. growth data and a tepid unemployment report led to a sharp selloff in the global equity markets. Reports that a downgrading of U.S. debt could be imminent prompted heavy equity selling. Fears that European policymakers will be unable to prevent recent financial woes from penetrating the Spanish and Italian economies put further pressure on global share prices.

Fixed Income

Despite a potential credit downgrade, U.S. Treasury markets surged last week. Investors flocked to the safe-haven debt markets as weak economic data fueled fears of stalling global economic growth, causing increased risk-aversion. German bund markets also rallied as investors attempted to diversify fixed-income exposure away from the sovereign debt of Spain and Italy.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices. The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor's 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor's based on industry representation, liquidity, and stability. The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy. The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL'S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.